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                                   EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: January 23, 1998


                      The Travelers Life and Annuity Company


                      By: /s/ Charles J. Gallo, Jr.
                         ---------------------------
                         Name:    Charles J. Gallo, Jr.
                         Title:   Assistant Secretary


                      The Travelers Insurance Company


                      By: /s/ Charles J. Gallo, Jr.
                         ---------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:   Assistant Controller


                      The Travelers Insurance Group Inc.


                      By: /s/ Marla A. Berman
                         ---------------------------
                         Name:  Marla A. Berman
                         Title:   Assistant Secretary


                      PFS Services, Inc.


                      By: /s/ Charles J. Gallo, Jr.
                         ---------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:   Controller & Vice President


                      Associated Madison Companies, Inc.


                      By: /s/ Charles J. Gallo, Jr.
                         ---------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:  Controller & Vice-President


                      TRAVELERS GROUP INC.


                      By: /s/ Charles J. Gallo, Jr.
                         ---------------------------
                         Name:    Charles J. Gallo, Jr.
                         Title:   Assistant Controller